Exhibit 13.1

Certification of Principal Executive Officer

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and

Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, Dajun Yang, MD, PhD, Chief Executive Officer (Principal Executive Officer) of Ascentage Pharma Group International (the “Company”), hereby certifies that, to the best of his knowledge:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2024, to which this Certification is attached as Exhibit 13.1 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16, 2025	/s/ Dajun Yang
Dajun Yang, MD, PhD, Chief Executive Officer
(Principal Executive Officer)

This certification accompanies this Annual Report on Form 20-F pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.